UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): November 20, 2008

Primal Solutions, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-46494	36-4170318
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

19732 MacArthur Boulevard
Suite 100
Irvine, California		92612
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (949) 260-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Primal Solutions, Inc. (the “Company”) has entered into a Transition Agreement (the “Transition Agreement”) with Time Warner Cable Inc. (“TWCI”), dated November 20, 2008 and effective as of October 24, 2008.  TWCI is the assignee of Time Warner Cable Information Services (Maine) LLC (collectively, “Time Warner Cable”), whom the Company has a contractual relationship under the original Master Software and License Agreement, dated December 11, 2002, as amended (the “Master Agreement”).  Pursuant to the Master Agreement, the Company provided software and services to help Time Warner Cable manage its digital phone services.  The Transition Agreement provides written notice of Time Warner Cable’s intent to terminate all services covered under the Master Agreement on February 28, 2009.  Pursuant to the terms of the Transition Agreement, the Company will provide transition assistance from the Company’s software platform to Time Warner Cable’s alternative product and platform through February 28, 2009.  Additionally, the Company will be responsible for the decommission and removal of the hardware owned by Time Warner Cable.  Time Warner Cable is the Company’s largest customer and represented 66% of the Company’s total revenues for the fiscal year ended December 31, 2007 and 60% of the Company's total revenues for the six months ended June 30, 2008.

Item 8.01 Other Events

The Master Agreement also covers an affiliate of Time Warner Cable (the "Time Warner Affiliate").  The Company and the Time Warner Affiliate are currently in discussions concerning the terms and duration of any services that may be provided by the Company to the Time Warner Affiliate under a new stand-alone contract.  Revenues from the Time Warner Affiliate under the Master Agreement represented 13% of the Company's total revenues for the fiscal year ended December 31, 2007 and 13% of the Company's total revenues for the six months ended June 30, 2008.  Management does not expect this new stand-alone contract to provide sufficient revenues to support the Company’s continuing operations.

In light of these developments and the Company’s position in the current marketplace, management has recommended to the Board of Directors that the Company commence an orderly wind-down of its continuing operations.  After reviewing various alternatives that might be available to the Company to maximize the Company’s value, the Board of Directors has determined to commence wind-down of the Company.

As part of the wind-down, the Company, through a special committee consisting of independent directors and led by the lead director, is currently in negotiations with certain members of management regarding an arrangement whereby the Company would transfer certain customer contracts and other assets, as well as license its technology to a newly formed company owned and operated by these members of management.  Such arrangement is expected to be completed, if at all, in January 2009.  Whether or not such arrangement is consummated, given the Company’s outstanding senior secured convertible debt obligation in the aggregate amount of $1.3 million, the Company believes it is unlikely there will be any remaining value available for distribution to the holders of the Company's common stock following completion of the Company’s wind-down.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits
Exhibit No.		Description of Exhibit
10.1	^	Transition Agreement by and between Primal Solutions, Inc. and Time Warner Cable Inc., dated November 20, 2008

^    Portions omitted pursuant to a request for confidential treatment

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Primal Solutions, Inc.
(Registrant)

Date: December 17, 2008	By:	/s/ Joseph R. Simrell
		Name:	Joseph R. Simrell
		Title:	Chief Executive Officer, Chief Financial Officer and President